                              SOLICITING MATERIAL
     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1997

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                       [AMENDMENT NO...................]

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[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                SHONEY'S, INC.
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                (Name of Registrant as Specified in Its Charter)

                 RAYMOND D. SCHOENBAUM and BETTY J. SCHOENBAUM
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CONTACT:
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FOR INVESTORS:                           FOR MEDIA:
Stanley J. Kay, Jr.                      Joele Frank/Matthew Sherman
MacKenzie Partners, Inc.                 Abernathy MacGregor Group
(212) 929-5940                           (212) 371-5999


FOR IMMEDIATE RELEASE:
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                THE SHONEY'S SHAREHOLDERS' COMMITTEE RECEIVES
                 AGENT DESIGNATIONS TO CALL FOR AND DEMAND A
                   SPECIAL MEETING OF SHONEY'S SHAREHOLDERS

     COMMITTEE RECEIVES SUPPORT FROM SHAREHOLDERS OF SHONEY'S REPRESENTING
                    OVER 39% OF SHONEY'S OUTSTANDING SHARES

        ATLANTA, GEORGIA (July 16, 1997)--The Shoney's Shareholders' Committee announced today that it has received Agent Designation cards from shareholders of Shoney's, Inc. [NYSE:SHN] representing over 39% of Shoney's outstanding shares supporting the Committee's solicitation to call for and demand a Special Meeting of Shoney's Shareholders. At the Special Meeting, shareholders of Shoney's will consider and vote upon certain proposals, including proposals to remove the Company's current Board of Directors and replace them with the Committee's slate of nominees.

        Raymond D. Schoenbaum, on behalf of the Shoney's Shareholders' Committee, said, "The shareholders of Shoney's have spoken clearly and decisively that they are dissatisfied with Shoney's performance and want the opportunity sooner than later to elect the Board of Directors that will guide our Company in the future. Despite the fact that the Company refused to provide the Committee with a complete list of shareholder records, in a little more than one week we obtained Agent Designation cards from shareholders of Shoney's representing over 39% of Shoney's outstanding shares. We are extremely pleased with the quick response from such a large percentage of Shoney's shareholders and we look forward to bringing our case directly to all shareholders big and small to let the real owners decide for themselves the future direction of our Company."

        Raymond D. Schoenbaum has been actively involved in the restaurant industry since 1974, and he has extensive experience in the business, including substantial experience in the full service dining industry and in the quality fast food market. From 1974 to 1985, Raymond D. Schoenbaum successfully grew a Wendy's franchisee (Restaurant Systems, Inc.) to in excess of 30 stores which he sold to Wendy's in 1985 for approximately $40 million. Between 1985 and 1995 he developed and operated Ray's on the River and Rio Bravo, a successful chain of casual restaurants. In 1995, Raymond D. Schoenbaum sold Ray's on the River and Rio Bravo to Applebee's International Inc. for approximately $70 million, and became a director of Applebee's following the sale. In addition, Raymond D. Schoenbaum has been involved with the turnaround of companies in the restaurant and restaurant services industries, including Squirrel Companies, Inc., a manufacturer of restaurant point-of-source computer equipment, as the former chairman of the board, and Max & Erma's Restaurants, Inc., as a former member of the board and largest shareholder.

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                       INFORMATION REGARDING PARTICIPANTS
                           AND CERTAIN OTHER PERSONS

Raymond D. Schoenbaum has his principal business address at 1640 Powers Ferry Road, Building Two, Suite 100, Marietta, Georgia 30067. Betty J. Schoenbaum has her principal residential address at 5541 Gulf of Mexico Drive, Longboat Key, Florida 34228. Raymond D. Schoenbaum is a private investor. Betty J. Schoenbaum is not employed. As of the date hereof, Raymond D. Schoenbaum is deemed to own beneficially (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) 508,061 shares of Common Stock of Shoney's, which constitutes approximately 1.0% of the outstanding shares of Common Stock (based on information provided by Shoney's in its quarterly report on Form 10-Q for the quarter ended May 11, 1997). As of the date hereof, Betty J. Schoenbaum is deemed to own beneficially 3,394,480 shares of Common Stock of Shoney's, which constitutes approximately 7.0% of the outstanding shares of Common Stock (based on information provided by Shoney's in its quarterly report on Form 10-Q for the quarter ended May 11, 1997). As of the date hereof, Raymond D. Schoenbaum and Betty J. Schoenbaum are deemed to own beneficially 3,866,791 shares of Common Stock of Shoney's, which constitutes approximately 8.0% of the outstanding shares of Common Stock (based on information provided by Shoney's in its quarterly report on Form 10-Q for the quarter ended May 11, 1997).

In connection with Montgomery Securities' engagement as financial advisor to the Shoney's Shareholders' Committee, the Committee anticipates that certain employees of Montgomery Securities may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are shareholders for the purpose of assisting in the solicitation. Montgomery Securities will not receive any fee for, or in connection with, such solicitation activities apart from the fees they are otherwise entitled to receive under their engagement. The principal business address of Montgomery Securities is 600 Montgomery Street, San Francisco, California 94111. In the ordinary course of its business, Montgomery Securities maintains customary arrangements and may effect transactions in the securities of the Company for the accounts of its customers. As a result of its engagement by the Shoney's Shareholders' Committee, Montgomery Securities restricted its proprietary trading in the securities of Shoney's as of June 16, 1997 (although it may still execute trades for customers on an unsolicited agency basis). As of June 12, 1997, Montgomery Securities did not beneficially own any Common Stock of Shoney's, and held of record 10,312 shares of Common Stock for customer accounts.

In addition, Howard E. Sachs, John S. Ellis and W. Douglas Benn, advisors to Raymond D. Schoenbaum, may assist in soliciting Agent Designations, although none of them nor the Shoney's Shareholders' Committee admits that any of them is a "participant", as defined in Schedule 14A promulgated by the Securities and Exchange Commission under the Exchange Act. Mr. Sachs has his principal business address at 1901 Powers Ferry Road, Suite 260, Atlanta, Georgia 30339. As of the date hereof, Mr. Sachs was the beneficial owner of 5,250 shares of Common Stock of Shoney's. Mr. Ellis has his principal business address at 1640 Powers Ferry Road, Building Two, Suite 100, Marietta, Georgia 30067. As of the date hereof, Mr. Ellis did not own beneficially or of record any shares of Common Stock. Mr. Benn has his principal business address at 1640 Powers Ferry Road, Building Two, Suite 100, Marietta, Georgia 30067. As of the date hereof, Mr. Benn did not own beneficially or of record any shares of Common Stock.

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